For immediate release	For More Information: Michelle S. Hickox, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES SECOND QUARTER 2024 EARNINGS

ABILENE, Texas, July 18, 2024 - First Financial Bankshares, Inc. (the “Company,” “we,” “us” or “our”) (NASDAQ: FFIN) today reported earnings of $52.49 million for the second quarter of 2024 compared to earnings of $50.87 million for the same quarter a year ago and $53.4 million for the quarter ended March 31, 2024. Basic and diluted earnings per share were $0.37 for the second quarter of 2024 compared with $0.36 for the second quarter of 2023 and $0.37 for the linked quarter.

“We are pleased with the second quarter results that are highlighted by strong loan growth and net interest margin expansion which resulted in increased net interest income for the quarter, “ said F. Scott Dueser, Chairman, CEO and President of First Financial Bankshares, Inc., “Our outlook is positive for the remainder of the year as we look to continue to remix our assets as cash flows from maturing securities are invested in loans and execute strategies to grow deposits in our markets. As always, we appreciate the support of customers, shareholders, and employees.”

Net interest income for the second quarter of 2024 was $103.27 million compared to $95.87 million for the second quarter of 2023 and $100.24 million for the first quarter 2024. The net interest margin, on a taxable equivalent basis, was 3.48 percent for the second quarter of 2024 compared to 3.29 percent for the second quarter of 2023 and 3.34 percent in the first quarter of 2024. Increased margins are primarily due to an asset shift mix as securities cash flows are reinvested in the loan portfolio. Average interest-earning assets were $12.23 billion for the second quarter of 2024 compared to $12.05 billion for the same quarter a year ago.

The Company recorded a provision for credit losses of $5.89 million for the second quarter of 2024 compared to a provision for credit losses of $5.57 million for the second quarter of 2023 and $808 thousand for the first quarter 2024. At June 30, 2024, the allowance for credit losses totaled $95.17 million, or 1.27 percent of loans held-for-investment (“loans” hereafter), compared to $86.54 million at June 30, 2023, or 1.28 percent of loans and $89.56 million at March 31, 2024 or 1.24 percent of total loans. Additionally, the reserve for unfunded commitments totaled $7.43 million at June 30, 2024 compared to $9.45 million at June 30, 2023 and $7.46 million at March 31, 2024.

For the second quarter of 2024, net charge-offs totaled $302 thousand compared to net charge-offs of $799 thousand for the second quarter of 2023 and net charge offs of $428 thousand for the first quarter 2024. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.81 percent at June 30, 2024, compared to 0.43 percent at June 30, 2023 and 0.51 percent at March 31, 2024. Classified loans totaled $219.26 million at June 30, 2024, compared to $175.14 million at June 30, 2023 and $201.59 million at March 31, 2024. The increase in nonperforming and classified loans in the second quarter 2024 is primarily related to one owner occupied commercial real estate loan in the DFW area that was classified and placed on nonaccrual during the quarter.

Noninterest income for the second quarter of 2024 was $31.27 million compared to $29.95 million for the second quarter of 2023 and $29.38 million for the first quarter of 2024. Notable changes for the second quarter of 2024 when compared to the same quarter a year ago and for the linked quarter are as follows:

•
Trust fee income increased $1.83 million from the second quarter 2023 and $335 thousand from the first quarter 2024. Trust revenue has increased primarily due to growth in assets under management and increases in oil and gas related fees.
•
Debit card fees decreased by $1.58 million for the second quarter of 2024 from the prior year due to annual incentives that were recognized in the second quarter 2023. Annual incentives are being amortized throughout the year in 2024. Debit card fee income increased $254 thousand from the first quarter 2024.
•
Mortgage income increased to $3.69 million compared to $3.53 million for the second quarter of 2023 and $3.13 million in the first quarter of 2024 as overall origination volume and margins have improved slightly from the prior year.
•
Service charges on deposits decreased to $6.01 million for the second quarter of 2024 compared with $6.31 million for the second quarter of 2023 and $6.25 million for the first quarter of 2024, primarily due to lower revenue from overdraft fee income.

Noninterest expense for the second quarter of 2024 totaled $65.01 million compared to $57.61 million for the second quarter of 2023 and $63.94 million for the first quarter of 2024. Notable changes for the second quarter of 2024 when compared to the same quarter a year ago and for the linked quarter are as follows:

•
Salary, commissions, and employee benefit costs increased to $37.47 million for the second quarter of 2024, compared to $31.77 million in the second quarter of 2023 and $36.68 million for the first quarter of 2024. The increase from the prior year is related primarily to increases of $1.93 million in profit sharing expense, $1.65 million in bonus and incentive accruals due to annualized earnings growth for several regions and $1.33 million in health insurance expenses. The increase from first quarter of 2024 is related to bonus and incentive accruals offset by a slight decrease in health insurance expenses.
•
Noninterest expenses, excluding salary related costs, increased $1.69 million for the second quarter of 2024 compared to the same period in 2023 largely due to increases in software amortization and expense and legal, tax and professional fees. Non-interest expenses, excluding salary related costs, increased $283 thousand from the first quarter of 2024 due to a $1.08 million increase in legal, tax and professional fees, offset by decreases in FDIC insurance expense of $457 thousand and $385 thousand in operational and other losses.

The Company’s efficiency ratio was 47.41 percent for the second quarter of 2024 compared to 44.74 percent for the second quarter of 2023 and 48.37 percent for the first quarter of 2024. The increase from the prior year is related to the increase in non-interest expense. The decrease from the linked quarter is primarily due to the increase in net interest income.

As of June 30, 2024, consolidated total assets were $13.16 billion compared to $12.83 billion on June 30, 2023, and $13.11 billion at December 31, 2023. Loans totaled $7.52 billion on June 30, 2024, compared with loans of $6.78 billion at June 30, 2023 and $7.15 billion at December 31, 2023. During the second quarter of 2024, loans grew $290.32 million, or 16.15 percent annualized, when compared to March 31, 2024, balances. Loans have grown $370.94 million or 10.43 percent year-to-date. Deposits totaled $11.41 billion at June 30, 2024, compared to $10.81 billion at June 30, 2023 and $11.14 billion at December 31, 2023.

Shareholders’ equity was $1.52 billion as of June 30, 2024, compared to $1.37 billion and $1.50 billion at June 30, 2023, and December 31, 2023, respectively, primarily due to accumulated earnings. The unrealized loss on the securities portfolio, net of applicable tax, totaled $441.56 million at June 30, 2024, compared to unrealized losses of $490.28 million at June 30, 2023 and $403.30 million at December 31, 2023.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Franklin, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Lumberton, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast,” “project,” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2024		2023
ASSETS	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Cash and due from banks	$263,262	$222,464	$281,354	$208,277	$255,018
Interest-bearing demand deposits in banks	103,315	365,397	255,237	180,008	23,839
Federal funds sold	2,800	12,300	-	-	-
Investment securities	4,573,024	4,658,526	4,732,762	4,652,537	5,066,262
Loans, held-for-investment	7,519,733	7,229,410	7,148,791	6,994,696	6,777,570
Allowance for credit losses	(95,170)	(89,562)	(88,734)	(89,714)	(86,541)
Net loans, held-for-investment	7,424,563	7,139,848	7,060,057	6,904,982	6,691,029
Loans, held-for-sale	19,668	16,109	14,253	12,229	19,220
Premises and equipment, net	153,075	151,953	151,788	152,936	152,876
Goodwill	313,481	313,481	313,481	313,481	313,481
Other intangible assets	828	984	1,141	1,369	1,597
Other assets	310,059	310,096	295,521	351,599	302,115
Total assets	$13,164,075	$13,191,158	$13,105,594	$12,777,418	$12,825,437

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$3,289,032	$3,348,147	$3,435,586	$3,477,553	$3,578,483
Interest-bearing deposits	8,120,125	7,941,661	7,702,714	7,238,970	7,229,077
Total deposits	11,409,157	11,289,808	11,138,300	10,716,523	10,807,560
Repurchase agreements	138,950	307,297	381,928	621,791	559,479
Borrowings	23,703	26,803	22,153	129,753	28,177
Trade date payable	-	-	-	2,500	-
Other liabilities	73,239	75,883	64,313	66,741	62,988
Shareholders' equity	1,519,026	1,491,367	1,498,900	1,240,110	1,367,233
Total liabilities and shareholders' equity	$13,164,075	$13,191,158	$13,105,594	$12,777,418	$12,825,437

	Quarter Ended
	2024		2023
INCOME STATEMENTS	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Interest income	$153,673	$149,495	$142,207	$135,351	$129,005
Interest expense	50,400	49,253	44,699	41,202	33,139
Net interest income	103,273	100,242	97,508	94,149	95,866
Provision for credit losses	5,888	808	-	2,276	5,573
Net interest income after provision for credit losses	97,385	99,434	97,508	91,873	90,293
Noninterest income	31,268	29,383	21,979	28,070	29,947
Noninterest expense	65,012	63,940	63,474	59,539	57,613
Net income before income taxes	63,641	64,877	56,013	60,404	62,627
Income tax expense	11,156	11,480	10,031	10,848	11,754
Net income	$52,485	$53,397	$45,982	$49,556	$50,873

PER COMMON SHARE DATA
Net income - basic	$0.37	$0.37	$0.32	$0.35	$0.36
Net income - diluted	0.37	0.37	0.32	0.35	0.36
Cash dividends declared	0.18	0.18	0.18	0.18	0.18
Book value	10.63	10.44	10.50	8.69	9.58
Tangible book value	8.43	8.24	8.30	6.48	7.37
Market value	29.53	32.81	30.30	25.12	28.49
Shares outstanding - end of period	142,848,909	142,817,159	142,716,939	142,677,069	142,741,196
Average outstanding shares - basic	142,814,363	142,724,674	142,680,263	142,707,260	142,700,805
Average outstanding shares - diluted	143,088,930	143,029,449	143,069,900	143,149,373	143,087,555

PERFORMANCE RATIOS
Return on average assets	1.61%	1.62%	1.42%	1.53%	1.58%
Return on average equity	14.43	14.43	14.26	14.51	14.89
Return on average tangible equity	18.38	18.29	18.92	18.90	19.33
Net interest margin (tax equivalent)	3.48	3.34	3.33	3.22	3.29
Efficiency ratio	47.41	48.37	51.97	47.62	44.74

	Six Months Ended
	June 30,
INCOME STATEMENTS	2024	2023
Interest income	$303,167	$250,513
Interest expense	99,653	58,361
Net interest income	203,514	192,152
Provision for credit losses	6,695	8,354
Net interest income after provisions for credit losses	196,819	183,798
Noninterest income	60,651	57,954
Noninterest expense	128,952	114,869
Net income before income taxes	128,518	126,883
Income tax expense	22,636	23,442
Net income	$105,882	$103,441

PER COMMON SHARE DATA
Net income - basic	$0.74	$0.72
Net income - diluted	0.74	0.72
Cash dividends declared	0.36	0.35
Book value	10.63	9.58
Tangible book value	8.43	7.37
Market value	$29.53	$28.49
Shares outstanding - end of period	142,848,909	142,741,196
Average outstanding shares - basic	142,769,518	142,683,322
Average outstanding shares - diluted	143,067,193	143,027,503

PERFORMANCE RATIOS
Return on average assets	1.62%	1.62%
Return on average equity	14.43	15.58
Return on average tangible equity	18.33	20.38
Net interest margin (tax equivalent)	3.41	3.32
Efficiency ratio	47.88	44.84

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2024		2023
ALLOWANCE FOR LOAN LOSSES	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Balance at beginning of period	$89,562	$88,734	$89,714	$86,541	$80,818
Loans charged-off	(702)	(850)	(1,213)	(1,080)	(1,118)
Loan recoveries	400	422	233	432	319
Net recoveries (charge-offs)	(302)	(428)	(980)	(648)	(799)
Provision for loan losses	5,910	1,256	-	3,821	6,522
Balance at end of period	$95,170	$89,562	$88,734	$89,714	$86,541

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$7,455	$7,903	$7,903	$9,448	$10,397
Provision for unfunded commitments	(22)	(448)	-	(1,545)	(949)
Balance at end of period	$7,433	$7,455	$7,903	$7,903	$9,448

Allowance for loan losses /
period-end loans held-for-investment	1.27%	1.24%	1.24%	1.28%	1.28%
Allowance for loan losses /
nonperforming loans	157.20	247.48	256.36	229.44	296.13
Net charge-offs (recoveries) / average total loans
(annualized)	0.02	0.02	0.06	0.04	0.05

	Quarter Ended
	2024		2023
COMPOSITION OF LOANS HELD-FOR-INVESTMENT	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Commercial:
C&I	$1,141,990	$1,191,516	$1,164,811	$1,108,240	$1,021,863
Municipal	359,124	211,013	214,850	218,358	215,977
Total Commercial	1,501,114	1,402,529	1,379,661	1,326,598	1,237,840
Agricultural	86,186	87,882	84,890	81,876	82,032
Real Estate:
Construction & Development	986,394	921,773	963,158	929,570	915,221
Farm	318,597	311,002	344,954	341,052	335,644
Non-Owner Occupied CRE	815,713	853,721	827,969	828,900	811,347
Owner Occupied CRE	1,049,715	1,032,845	1,037,281	1,002,913	1,011,511
Residential	1,990,604	1,918,573	1,834,593	1,788,913	1,698,679
Total Real Estate	5,161,023	5,037,914	5,007,955	4,891,348	4,772,402
Consumer:
Auto	615,192	549,837	521,859	540,382	534,603
Non-Auto	156,218	151,248	154,426	154,492	150,693
Total Consumer	771,410	701,085	676,285	694,874	685,296

Total loans held-for-investment	$7,519,733	$7,229,410	$7,148,791	$6,994,696	$6,777,570

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$57,864	$62,623	$40,834	$60,939	$66,960
Substandard	161,399	138,964	135,379	118,166	108,179
Doubtful	-	-	-	-	-
Total classified loans	$219,263	$201,587	$176,213	$179,105	$175,139

NONPERFORMING ASSETS
Nonaccrual loans	$60,311	$36,157	$33,609	$38,812	$28,672
Accruing loans 90 days past due	231	33	1,004	289	552
Total nonperforming loans	60,542	36,190	34,613	39,101	29,224
Foreclosed assets	647	1,014	483	597	25
Total nonperforming assets	$61,189	$37,204	$35,096	$39,698	$29,249

As a % of loans held-for-investment and foreclosed assets	0.81%	0.51%	0.49%	0.57%	0.43%
As a % of end of period total assets	0.46	0.28	0.27	0.31	0.23

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2024		2023
CAPITAL RATIOS	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Common equity Tier 1 capital ratio	18.42%	18.60%	18.50%	18.35%	18.48%
Tier 1 capital ratio	18.42	18.60	18.50	18.35	18.48
Total capital ratio	19.55	19.70	19.62	19.49	19.62
Tier 1 leverage ratio	12.40	12.12	12.06	12.00	11.81
Tangible common equity ratio	9.38	9.14	9.26	7.42	8.41
Equity/Assets ratio	11.54	11.31	11.44	9.71	10.66

	Quarter Ended
	2024		2023
NONINTEREST INCOME	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Trust fees	$11,714	$11,379	$10,678	$10,050	$9,883
Service charges on deposits	6,009	6,246	6,523	6,509	6,310
Debit card fees	5,145	4,891	5,024	5,041	6,720
Credit card fees	672	631	631	694	711
Gain on sale and fees on mortgage loans	3,687	3,128	1,940	3,442	3,534
Net gain (loss) on sale of available-for-sale securities	-	-	(6,205)	(972)	46
Net gain (loss) on sale of foreclosed assets	(58)	-	23	(10)	(1)
Net gain (loss) on sale of assets	2	-	(101)	696	-
Interest on loan recoveries	664	555	536	698	475
Other noninterest income	3,433	2,553	2,930	1,922	2,269
Total noninterest income	$31,268	$29,383	$21,979	$28,070	$29,947

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$35,569	$35,003	$34,560	$32,755	$31,796
Profit sharing expense	1,903	1,680	1,193	180	(30)
Net occupancy expense	3,618	3,470	3,348	3,565	3,423
Equipment expense	2,233	2,237	2,020	2,200	2,198
FDIC insurance premiums	1,508	1,965	3,105	1,573	1,417
Debit card expense	3,242	3,058	3,229	3,284	3,221
Legal, tax and professional fees	3,809	2,734	3,125	3,007	2,847
Audit fees	453	333	587	551	563
Printing, stationery and supplies	425	447	492	512	740
Amortization of intangible assets	157	157	228	228	228
Advertising, meals and public relations	1,466	1,455	1,146	1,622	1,789
Operational and other losses	769	1,154	1,096	959	856
Software amortization and expense	3,158	3,005	3,017	2,441	2,519
Other noninterest expense	6,702	7,242	6,328	6,662	6,046
Total noninterest expense	$65,012	$63,940	$63,474	$59,539	$57,613

TAX EQUIVALENT YIELD ADJUSTMENT	$2,572	$2,573	$2,649	$2,823	$2,950

	Six Months Ended
	June 30,
NONINTEREST INCOME	2024	2023
Trust fees	$23,093	$19,728
Service charges on deposits	12,255	12,346
Debit card fees	10,036	11,656
Credit card fees	1,303	1,320
Gain on sale and fees on mortgage loans	6,815	6,508
Net gain on sale of available-for-sale securities	-	58
Net gain on sale of foreclosed assets	(58)	33
Net gain (loss) on sale of assets	2	930
Interest on loan recoveries	1,219	821
Other noninterest income	5,986	4,554
Total noninterest income	$60,651	$57,954

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$70,572	$63,227
Profit sharing expense	3,583	-
Net occupancy expense	7,088	6,853
Equipment expense	4,470	4,325
FDIC insurance premiums	3,473	3,071
Debit card expense	6,300	6,420
Legal, tax and professional fees	6,543	5,534
Audit fees	786	1,103
Printing, stationery and supplies	872	1,450
Amortization of intangible assets	314	456
Advertising, meals and public relations	2,920	3,264
Operational and other losses	1,923	1,787
Software amortization and expense	6,163	4,830
Other noninterest expense	13,945	12,549
Total noninterest expense	$128,952	$114,869

TAX EQUIVALENT YIELD ADJUSTMENT	$5,145	$6,080

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	June 30, 2024			Mar. 31, 2024
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$5,160	$74	5.81%	$3,923	$57	5.85%
Interest-bearing demand deposits in nonaffiliated banks	159,707	2,292	5.77	344,969	4,657	5.43
Taxable securities	3,250,684	19,912	2.45	3,376,324	19,952	2.36
Tax-exempt securities	1,404,706	9,730	2.77	1,434,505	9,794	2.73
Loans	7,405,297	124,237	6.75	7,205,424	117,608	6.56
Total interest-earning assets	12,225,554	$156,245	5.14%	12,365,145	$152,068	4.95%
Noninterest-earning assets	855,719			864,885
Total assets	$13,081,273			$13,230,030
Interest-bearing liabilities:
Deposits	$8,020,247	$48,414	2.43%	$7,878,094	$45,250	2.31%
Repurchase Agreements	212,590	1,895	3.59	317,439	2,562	3.25
Borrowings	22,932	91	1.60	132,963	1,441	4.36
Total interest-bearing liabilities	8,255,769	$50,400	2.46%	8,328,496	$49,253	2.38%
Noninterest-bearing deposits	3,289,906			3,346,757
Other noninterest-bearing liabilities	72,464			66,134
Shareholders' equity	1,463,134			1,488,643
Total liabilities and shareholders' equity	$13,081,273			$13,230,030

Net interest income and margin (tax equivalent)		$105,845	3.48%		$102,815	3.34%

	Three Months Ended			Three Months Ended
	Dec. 31, 2023			Sept. 30, 2023
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,768	$25	5.72%	$2,383	$35	5.79%
Interest-bearing demand deposits in nonaffiliated banks	145,839	1,961	5.33	55,231	757	5.44
Taxable securities	3,317,114	19,686	2.37	3,429,290	19,425	2.27
Tax-exempt securities	1,410,148	10,188	2.89	1,578,660	11,085	2.81
Loans	7,052,463	112,996	6.36	6,894,064	106,872	6.15
Total interest-earning assets	11,927,332	$144,856	4.82%	11,959,628	$138,174	4.58%
Noninterest-earning assets	886,811			850,855
Total assets	$12,814,143			$12,810,483
Interest-bearing liabilities:
Deposits	$7,371,260	$39,225	2.11%	$7,259,252	$36,165	1.98%
Repurchase Agreements	558,592	4,627	3.29	567,064	4,518	3.16
Borrowings	78,066	847	4.30	54,124	519	3.80
Total interest-bearing liabilities	8,007,918	$44,699	2.21%	7,880,440	$41,202	2.07%
Noninterest-bearing deposits	3,461,544			3,509,809
Other noninterest-bearing liabilities	65,524			65,094
Shareholders' equity	1,279,157			1,355,140
Total liabilities and shareholders' equity	$12,814,143			$12,810,483

Net interest income and margin (tax equivalent)		$100,157	3.33%		$96,972	3.22%

	Three Months Ended
	June 30, 2023
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$2,242	$30	5.45%
Interest-bearing demand deposits in nonaffiliated banks	119,168	1,553	5.23
Taxable securities	3,589,381	20,032	2.23
Tax-exempt securities	1,653,418	11,799	2.85
Loans	6,683,276	98,541	5.91
Total interest-earning assets	12,047,485	$131,955	4.39%
Noninterest-earning assets	842,284
Total assets	$12,889,769
Interest-bearing liabilities:
Deposits	$7,037,677	$27,629	1.57%
Repurchase Agreements	570,071	3,949	2.78
Borrowings	145,000	1,561	4.32
Total interest-bearing liabilities	7,752,748	$33,139	1.71%
Noninterest-bearing deposits	3,704,143
Other noninterest-bearing liabilities	62,227
Shareholders' equity	1,370,651
Total liabilities and shareholders' equity	$12,889,769

Net interest income and margin (tax equivalent)		$98,816	3.29%

	Six Months Ended			Six Months Ended
	June 30, 2024			June 30, 2023
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$4,541	$131	5.82%	$2,374	$62	5.28%
Interest-bearing deposits in nonaffiliated banks	252,338	6,948	5.54	131,288	3,172	4.87
Taxable securities	3,313,504	39,864	2.41	3,630,591	40,815	2.25
Tax exempt securities	1,419,606	19,524	2.75	1,701,707	24,542	2.88
Loans	7,305,361	241,846	6.66	6,592,310	188,002	5.75
Total interest-earning assets	12,295,350	$308,313	5.04%	12,058,270	$256,593	4.29%
Noninterest-earning assets	860,302			852,753
Total assets	$13,155,652			$12,911,023
Interest-bearing liabilities:
Deposits	$7,949,170	$93,666	2.37%	$7,058,979	$49,441	1.41%
Repurchase Agreements	265,014	4,457	3.38	573,672	6,994	2.46
Borrowings	77,947	1,530	3.95	96,680	1,926	4.02
Total interest-bearing liabilities	8,292,131	$99,653	2.42%	7,729,331	$58,361	1.52%
Noninterest-bearing deposits	3,318,332			3,781,876
Other noninterest-bearing liabilities	69,300			61,134
Shareholders' equity	1,475,889			1,338,682
Total liabilities and shareholders' equity	$13,155,652			$12,911,023

Net interest income and margin (tax equivalent)		$208,660	3.41%		$198,232	3.32%